                                                                  Exhibit (h)(C)

               [SKADDEN, ARPS, SLATE, MEAGHER & FLOM LETTERHEAD]



                                               August 15, 2000


Peter Kiewit Sons', Inc.
Kiewit Plaza
Omaha, NE 68131

Kiewit Materials Company
Kiewit Plaza
Omaha, NE 68131


Ladies and Gentlemen:

     We delivered an opinion dated July 27, 2000, to Peter Kiewit Sons', Inc., a Delaware corporation ("PKS"), in connection with the filing with the United States Securities and Exchange Commission (the "Commission") of the Joint Registration Statement on Form S-4 (file number 333-30760-1) of PKS and Kiewit Materials Company, a direct wholly owned subsidiary of PKS ("Materials"), relating to the proposed offer of convertible debentures of Materials or both new reduced principal amount convertible debentures of PKS and shares of Materials common stock in exchange for outstanding convertible debentures of PKS (the "Opinion").

     We hereby consent to the incorporation by reference of the Opinion in PKS' Schedule TO dated August 15, 2000. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission promulgated thereunder.


                                   Very truly yours,


                                   Skadden, Arps, Slate, Meagher & Flom